UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

BIOAFFINITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(210) 698-5334

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.007 per share	BIAF	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2025, bioAffinity Technologies, Inc., a Delaware corporation, (the “Company”), entered into an At-The-Market Issuance Sales Agreement (the “ATM Agreement”) with WallachBeth Capital LLC (“WallachBeth”), as sales agent providing for the sale by the Company of its common stock, par value $0.007 per share (the “Common Stock”), from time to time, in an “at the market offering” program through WallachBeth with certain limitations on the amount of Common Stock that may be offered and sold by the Company as set forth in the ATM Agreement (the “Offering”). The sales, if any, of the shares of Common Stock made under the ATM Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) including sales made directly on or through the Nasdaq Capital Market or on any other existing trading market for the Company’s common shares, directly to WallachBeth as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

The shares of Common Stock, if any, will be issued pursuant to a prospectus supplement, dated May 27, 2025 (the “ATM Prospectus Supplement”), and an accompanying base prospectus, dated November 27, 2023, contained therein, which together form a part of the Company’s “shelf” registration statement on Form S-3 (File No. 333-275608) filed by the Company with the Securities and Exchange Commission (“SEC”) on November 16, 2023 and declared effective by the SEC on November 27, 2023. The aggregate market value of the shares of Common Stock eligible for sale under the ATM Prospectus Supplement is currently $5,801,000, which is based on the limitations of General Instruction I.B.6 of Form S-3.

Under the ATM Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the ATM Agreement, WallachBeth may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. WallachBeth will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, and applicable state and federal laws. The ATM Agreement will terminate on the sale of all of the shares of Common Stock subject to the ATM Agreement and may also be terminated by the Company upon 10 days’ written notice to WallachBeth, as specified in the ATM Agreement for any reason, or by WallachBeth upon 10 days’ written notice to the Company for any reason, or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The ATM Agreement provides that WallachBeth will be entitled to compensation for its services of 3.0% of the gross sales price of all shares of Common Stock sold through WallachBeth under the ATM Agreement. The Company has no obligation to sell any shares under the ATM Agreement, and may at any time suspend solicitation and offers under the ATM Agreement. The ATM Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and WallachBeth, other obligations of the parties and termination provisions. The Company will also reimburse WallachBeth for certain specified expenses in connection with entering into the ATM Agreement.

The foregoing description of the ATM Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Blank Rome LLP relating to the legality of the shares of Common Stock that may be issued pursuant to the ATM Agreement is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	At-The-Market Issuance Sales Agreement by and between bioAffinity Technologies, Inc. and WallachBeth Capital LLC
5.1	Opinion of Blank Rome, LLP regarding legality of shares of Common Stock
23.1	Consent of Blank Rome LLP (including in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 27, 2025	BIOAFFINITY TECHNOLOGIES, INC.

		By:	/s/ Maria Zannes
		Name:	Maria Zannes
		Title:	President and Chief Executive Officer